Exhibit 21.1
SUBSIDIARIES OF CLAIMSNET.COM INC.
ANC Holdings, LLC, a Texas Corporation (“ANC Holdings”)
Healthexchange.com Inc.., a Delaware Corporation (“Healthexchange”)